UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Aon plc	Aon Corporation
(Exact name of each registrant as specified in its charter)

England and Wales	Delaware
(State or other jurisdiction of incorporation or organization)	(State or other jurisdiction of incorporation or organization)

98-1030901	36-3051915
(I.R.S. employer identification number)	(I.R.S. employer identification number)

8 Devonshire Square London, England EC2M 4PL	200 East Randolph Street Chicago, Illinois 60601 United States of America
(Address of each registrant’s principal executive offices, including zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
4.25% Senior Notes Due 2042	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A. (d), check the following box.  ☐

Securities Act registration statement file number to which this form relates:  333-187637

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of class)

Item 1.                   Description of Registrant’s Securities to be Registered.

For a description of the securities to be registered hereunder, reference is made to the information under the heading “Description of Exchange Notes and Guarantee” on pages 20 through 31 of the Prospectus dated April 15, 2013 which forms part of the registration statement on Form S-4 (Registration Statement No. 333-187637) of Aon plc, which information is incorporated by reference and made part of this registration statement in its entirety.

Item 2.                   Exhibits.

The securities to be registered hereunder are expected to be listed on the New York Stock Exchange, the exchange on which certain other securities of Aon plc are currently listed. Pursuant to the Instructions as to Exhibits with respect to Form 8-A, the following exhibits are being filed with the Securities and Exchange Commission in connection with this Registration Statement:

1.1                                     Prospectus dated April 15, 2013 (incorporated by reference to the filing under Rule 424(b)(3) (Registration Statement No. 333-187637) filed by Aon plc on April 15, 2013)

1.2                                     Indenture dated as of December 12, 2012 between Aon plc, Aon Corporation and The Bank of New York Mellon Trust Company, N.A. (incorporated by reference to Exhibit 4.1 of the Current Report on Form 8-K filed by Aon plc on December 13, 2012)

1.3                                     Form of 4.25% Senior Note due 2042 (incorporated by reference to Exhibit 4.6 of the registration statement on Form S-4 (Registration Statement No. 333-187637) filed by Aon plc on March 29, 2013)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

AON plc

By:	/s/ Ram Padmanabhan
	Name:	Ram Padmanabhan
	Title:	Vice President, Chief Counsel —
Corporate and Company Secretary

AON CORPORATION

By:	/s/ Ram Padmanabhan
	Name:	Ram Padmanabhan
	Title:	Vice President, Chief Counsel —
Corporate and Corporate Secretary

Dated:  May 15, 2013

[Signature page to Form 8-A]

EXHIBIT INDEX

Exhibit Number	Description
1.1.	Prospectus dated April 15, 2013 (incorporated by reference to the filing under Rule 424(b)(3) (Registration Statement No. 333-187637) filed by Aon plc on April 15, 2013)

1.2

Indenture dated as of December 12, 2012 between Aon plc, Aon Corporation and The Bank of New York Mellon Trust Company, N.A. (incorporated by reference to Exhibit 4.1 of the Current Report on Form 8-K filed by Aon plc on December 13, 2012)

1.3	Form of 4.25% Senior Note due 2042 (incorporated by reference to Exhibit 4.6 of the registration statement on Form S-4 (Registration Statement No. 333-187637) filed by Aon plc on March 29, 2013)